     As filed with the Securities and Exchange Commission on May 25, 1999
                          REGISTRATION No. 333-75717

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              Amendment No. 1 To
                                   Form SB-2
            Registration Statement Under the Securities Act of 1933


                        ENERGY LIBERTY UNLIMITED, INC.
                (Name of small business issuer in its charter)

           Florida                              8712                     59-3544104
(State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization         Classification Code Number)     Identification No.)

                          Charles E. Harder, Chairman
                                  P.O. Box U
                         White Springs, Florida 32096
                                 904-303-2200
                      (Address and telephone of principal
              executive offices and principal place of business)


                              Lawrence A. Lempert
                             1601 West Sligh Ave.
                               Tampa, Fl. 33604
                         813-935-2162 FAX 813-932-4221
              (Name, address and telephone of agent for service)


         Approximate Date of Proposed Sales to the Public: As soon as practicable
              after the Registration Statement becomes effective.


                        CALCULATION OF REGISTRATION FEE
=================================================================================================
                                   Amount       Proposed       Proposed
Title of Each Class of             To be        Maximum         Maximum          Amount of
Securities to be Registered      Registered  Offering Price    Aggregate     Registration Fee (1)
                                                Per Unit     Offering Price
-------------------------------------------------------------------------------------------------
Common Stock, no par value.       3,000,000      $ 17.00      $ 51,000,000       $ 14,178.00
-------------------------------------------------------------------------------------------------


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

             Prospectus (Subject To Completion) Dated May 25, 1999


                             [LOGO APPEARS HERE]

                       3,000,000 SHARES OF COMMON STOCK

  This is our initial public offering of common stock. The initial offering price per share is $17 and no public market currently exists for the shares of common stock. The Company is a development stage company with no operating history and no revenues through March 31, 1999.

---------------------------------------------------------------------------------------------------------
PRICING TABLE                                                PRICE             SALES         PROCEEDS  TO
                                                          TO PUBLIC (1)    COMMISSION (2)      COMPANY(3)
---------------------------------------------------------------------------------------------------------
PER SHARE ...............................................   $    17.00     $         1.70   $       15.30

MINIMUM PURCHASE 100 SHARES..............................   $  1700.00     $       170.00   $     1530.00

TOTAL MAXIMUM ...........................................   $51,000,000     $   5,100,000   $  45,900,000

1. The offering price was determined in the Company's discretion.

2. The Company's officers and directors are selling the shares without compensation. However, this column reflects the fact that the Company may engage one or more licensed broker dealers as selling agents for agreed upon commissions not to exceed ten percent (10%), who may allot a portion thereof to other licensed broker dealers assisting in the sales. The Company and broker dealers will mutually indemnify and defend each other for claims attributable to the indemnifying party. Persons selling or assisting in sales may be deemed to be underwriters under securities laws. No broker dealers or other terms of selling have been determined.

3. Before deducting offering expenses payable by the Company estimated to total $255,000 in the case of the Maximum Offering (.5% of gross proceeds). (See "Use of Proceeds", herein.) The proceeds from the sale of shares will be transmitted by noon of the business day following receipt, to the Company's bank account.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE THEY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  These securities are being sold on a best efforts, no minimum amount basis. The offering will expire six months after the effective date of the registration statement for the securities, if not updated by amendment or terminated sooner. A current prospectus will be available so long as the offering is continued. The shares are offered subject to prior sale, and the Company reserves the right to reject subscriptions in whole or in part, or to accept them in any order. The Company will send by U.S. mail to subscribers within thirty (30) days, signed copies of their Subscription Agreement and Common Stock certificates. The Company intends to qualify the securities in every state of the U.S. in which sales are solicited or made.

                               TABLE OF CONTENTS

SUMMARY...............................................................   3
RISK FACTORS..........................................................   5
DILUTION..............................................................   7
PLAN OF DISTRIBUTION..................................................   8
USE OF PROCEEDS.......................................................   9
PLAN OF OPERATION.....................................................  10
DESCRIPTION OF BUSINESS...............................................  10
MANAGEMENT............................................................  12
REMUNERATION OF MANAGEMENT............................................  14
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS ........  14
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS ............  15
SECURITIES DESCRIPTION................................................  15
TRANSFER AGENT........................................................  15
LEGAL MATTERS.........................................................  15
FINANCIAL STATEMENTS.................................................. F-1
SUBSCRIPTION AGREEMENT................................................ A-1

IMPORTANT INFORMATION

    INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" HEREIN FOR CERTAIN SUBSTANTIAL RISKS TO INVESTORS. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

    THE COMPANY IS A DEVELOPMENT STAGE COMPANY.

    THIS OFFERING IS INTENDED TO BE QUALIFIED (AS PROVIDED IN PUBLIC LAW 104-
290) FOR OFFERING IN ALL STATES OF THE UNITED STATES IN WHICH SALES ARE SOLICITED OR MADE

                              PROSPECTUS SUMMARY

                        ENERGY LIBERTY UNLIMITED, INC.

  We are a new company formed to offer single family residential plans and related equipment whereby our customers can construct and equip a home which operates without dependence on commercially available utilities including electricity and water. The Company is a development stage company with no operating history and no revenues through March 31, 1999. While the company does not yet have offices, the address is P.O. Box U, White Springs, Fl. 32096 and our telephone number is 904-303-2200. Our world-wide web address is energyliberty.com. Information contained in our web site is not part of this prospectus.

Energy Independent Residential Designs

  Limited operations have begun in White Springs, Florida where the Company has use of a test and demonstration site for its residential designs and equipment products. In May,1999, sales commenced of an information package consisting of a book and video. The package includes both home design and power system equipment information whereby the customer may (1) order plans and build a residence which functions independently of all public and private utilities, or (2) use the information to modify an existing residence. The Company's information package serves to consolidate a diverse body of knowledge regarding the basic function and expected cost of the essential elements of alternative power systems. The customer is thereby enabled to efficiently become informed regarding topics otherwise requiring extensive and time consuming independent research.

Cost And Security Advantages

  In our opinion, the home designs have significant economic, security and reliability advantages over traditionally equipped and designed single family residences. In addition to energy efficient residential designs, the ability to operate the residence without connection to any electric, water, or other utility provides a security and reliability advantage over traditional design whereby the home is typically totally dependent upon the uninterrupted provision by others of electricity, water and other utilities. The company has integrated a number of existing technologies to create its product and make the residence fully functional as well as more cost effective and secure.

The Company's People

  Charles E. Harder: Board Chairman and CEO, is a founder of Energy Liberty Unlimited, Inc. He started his career in radio broadcasting at age 14 and later worked at commercial radio stations in Chicago, Tampa, and New York. He worked on-air for NBC Talknet and founded the Sun Radio Network and Peoples Radio Network. Mr. Harder also has a background in franchising, retailing and distribution as a result of his relationship with Freedom Satellite Systems of Tampa, Florida which had owned or franchised 16 retail stores in the mid 1980's. Mr. Harder has also hosted a national TV show and currently produces and hosts a daily radio talk show which is on-the-air via satellite weekdays via the Talk America Radio Network (TA). Mr. Harder also spent much of his time in the study of alternative and solar energy starting with the time period during which President Carter began an initiative for the development and implementation of alternative energy. Mr. Harder founded the non-profit Peoples Network Inc. (PNI) in 1987 and is currently with PNI.

   Mark V. Warner: President and a Director, is a founder of Energy Liberty Unlimited, Inc. From 1996 to 1998, Mr. Warner was Controller for the United Broadcasting Network, and prior thereto was a financial consultant to small and medium sized businesses. From 1984 to 1989 he was Vice President, Finance for Mnemonics, Inc. a computer systems government contractor. Mr. Warner was a Branch Chief with the National Aeronautics & Space Administration (NASA) at the Kennedy Space Center from 1980 to 1984. From 1977 to 1980 he was Vice President, Finance for the Rovac Corporation, a publicly held research and development company. From 1967 to 1968, Mr. Warner was a financial analyst with the Securities & Exchange Commission (SEC). On military leave from the SEC, Mr. Warner served from 1968 to 1970 with the U.S. Army Finance Corps as a data processing instructor, and returned to the SEC as a senior financial analyst from 1970 through 1977. Mr. Warner received his B.S. in Business Administration from the University of Florida, Gainesville, Florida and his MBA in Finance and Investments from the George Washington University, Washington, D.C.

  Daniel Donaldson: Director, is a founder of Energy Liberty Unlimited, Inc., and is responsible for the construction and testing of the Company's solar energy test facility. He served in the U.S. Army Corps of Engineers, and for the last 25 years has worked in all phases of the construction industry from residential to commercial. For 4 1/2 years he was the building construction manager at the Telford Hotel in White Springs, Fl. of which two years were also devoted to hosting the Helpful Handyman radio talk show. In 1988 Mr. Donaldson established The Creative Carpenter interior trim and cabinet business and is currently taking classes to acquire his state certified builders contractors license.

  Dianne A. Mayfield-Harder: Director, is a founder of Energy Liberty Unlimited, Inc., Board member and Treasurer of the Company. Mrs. Mayfield-Harder was educated in accounting and worked for years for the Tampa Sports Authority which operates the Tampa Stadium in Florida. Mrs. Mayfield-Harder had several duties including the accounting for three municipally owned golf courses. In 1987 she became comptroller for Sun Radio Network. In 1989 she was financial manager for Peoples Network, Inc. (PNI), which grew from a garage in Cedar Key, Florida to operating the historic three story 40 room Telford hotel which housed the PNI broadcast center in White Springs, Florida. Her duties included oversight of a
4.9 million dollar yearly budget and approximately 100 employees. Dianne Mayfield-Harder is the wife of Charles Harder and they have been married for 16 years.

  Douglas O. Perreault: Director, is a founder of Energy Liberty Unlimited, Inc. In April 1997, Mr. Perreault began serving as the chief executive officer and the chief financial officer of American Community Oriented Radio Network, Inc., a wholly-owned subsidiary of Peoples Network, Inc. From April 1995 to April 1997, Mr. Perreault served as chief financial officer of TRADEex Electronic Commerce Systems, Inc., a multi-national provider of commerce management solutions software. From November 1987 to April of 1995, Mr. Perreault was employed in the public practice of accounting. Mr. Perreault has been a certified public accountant since October 1984 and has been a member of both the American Institute of CPA's and the Florida Institute of CPA's for over ten years. Mr. Perreault received his B.S. in Accounting from the State University of New York, College of Arts and Science, Plattsburgh, and is currently following the MBA program at the University of South Florida.

  Noel Jacoby is a Board member and a Professor of Economics at Lake City Community College, Lake City, Florida. He has taught for twenty five years and also has had many other positions in the private sector in real estate, insurance, production, publication and purchasing.

  Darlene Stewart is a Board member and has completed college graphics and art courses and has been in charge of start-up of several departments at PNI including a national newspaper and hotel and dining operations. Subsequently she worked for other firms including Super-Cuts haircutting system and located and opened retail hair salons for Super-Cuts. Her skills are in graphics and presentation of products and services for retailing and presentation to the public. Darlene Stewart is the daughter of Dianne Mayfield-Harder.

                            Summary of the offering

  With the proceeds from this offering, the Company will obtain for resale at competitive prices the related alternative power equipment manufactured by others as well as promote its sale of information packages relating to residential plans and alternative energy equipment. Proceeds after offering expenses will be used as follows:

                      .  $35,000,000 equipment inventory
                      .  $ 3,000,000 fulfillment expansion
                      .  $ 2,545,000 administration
                      .  $ 2,000,000 sales promotion
                      .  $ 1,900,000 salaries
                      .  $ 1,200,000 engineering

                                 RISK FACTORS

AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE REGARDED AS SPECULATIVE. AS A RESULT, THE PURCHASE OF SHARES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING:

Because we have a limited history, we may not be able to successfully manage our business or achieve profitability.

  The Company is newly organized, and is dependent upon the proceeds of this offering to market its residential plans and the equipment which plan purchasers may order. Sale of the Company's information package describing its residential plans started in May,1999 but sales may not be sufficient to generate the funds necessary for the Company's continued operations. Accordingly, an investment in the Company's shares is highly speculative and is only a suitable investment for an investor who recognizes the high risks involved, has no need for liquidity in the investment, and who can afford a total loss of the investment. There cannot be any guarantee that the Company will be profitable or that additional capital will not be required.

Our success depends on our ability to retain key personnel.

  The Company is dependent on the services of the Company's principal Officers and Directors. In the Company's development stage, the loss of this management would have a materially adverse impact on the Company. The Company does not currently maintain any key-person life insurance policy, but is investigating acquiring this type of insurance.

Management will continue to control after the offering.

  Upon completion of this offering, the officers and directors of the Company will own, in the aggregate, 62.5% of the outstanding shares of the Company's common stock, assuming the maximum shares (3,000,000) are sold. As a result, the Company's management will continue to be able to elect a majority of the directors and thus control the management and affairs of the Company.

Significant competition for the Company.

  The residential industry and the alternative energy industry are highly competitive, and the Company will be competing with numerous other companies, both privately and publicly owned, which have substantially more resources and experience available to them than the Company. This includes regional and local developers, equipment suppliers, and existing energy independent living suppliers.

Offering price arbitrary

  The initial price at which the shares are offered hereby has been arbitrarily set by the Company's management on a non-arm's length basis, and has no relationship to the book value per share, current earnings of the Company, (there having been none), or other generally accepted measurement of value. Investors in this Offering will incur immediate and substantial dilution in net tangible book value of their shares. See "Dilution".

No public market for the shares.

  Prior to this Offering, there has been no public market for the shares offered, and none is anticipated to develop in the near future. In the event a regular public trading market does not develop, or is not sustained, any investment in the Company's Common Stock would be highly illiquid. Accordingly, an investor in the shares may not be able to sell the shares readily, if at all. Consequently, if as a result of some change in circumstances arising from an event not now contemplated, an investor wishes to transfer the shares owned, the investor may find he or she has only a limited or no ability to transfer or market the shares. The Company intends to apply for inclusion of its shares in the NASDAQ quotation system, assuming eligibility results from this Offering.

  The Company plans to seek the support of NASD member firms which are recognized market makers with the intention of obtaining their assistance in the creation of a viable market in the Company's securities for the benefit of its shareholders. Also, the Company may employ one or more finders to assist with introductions to appropriate market makers, for which such finders would be paid finders fees commensurate with current market practices. No such finders have been identified, nor have any proposed terms of their engagement been determined.

  Under Rule 15c2-11 under the Securities Exchange Act of 1934, broker-dealers acting as market makers are required to have certain current information about the Company before they can make a market and thereafter as they continue making a market in its common stock. If needed in addition to periodic reports filed with the Securities and Exchange Commission, the Company will furnish periodically to broker-dealers the information specified in Rule 15c2-11 in order to enhance such firms' ability to make a market in the Company's stock. There can be no assurance that market makers will be located to deal in the Company's securities.

Substantial dilution for purchasers.

  Purchasers of the shares offered hereby will suffer an immediate and substantial dilution of their investment. Specifically, in the case of the maximum offering, dilution will be up to $11.30 per share, or up to 66%, (or more if less than all shares are sold). (See "Dilution" herein, where the dilution is illustrated by a table).

Additional financing may be needed.

  The Company cannot guarantee that sufficient funding will be available from this offering to fund all its development and operational needs. In the event the Company requires additional financing, the Company may seek such financing through bank borrowing, debt, or other equity financing, or otherwise. There can be no assurance that such financing will be available to the Company on acceptable terms, if at all. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's Common Stock on terms that have not yet been established. These terms may (or may not) be more favorable than those contained herein. Any future sales of securities may (or may not) result in dilution to the investors herein.

Trading activity (if any) may be reduced if "penny stock" rules apply.

  Broker-dealer practices in connection with transactions in "penny stocks" (also referred to as "designated securities") are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

Future sales of restricted stock may adversely affect market.

  The 5,000,000 shares of Common Stock issued by the Company prior to this Offering were sold in private transactions in reliance on an exemption from registration under the Act. Accordingly, all of such securities are "restricted securities" within the meaning of Rule 144 and cannot be resold without registration, or except in reliance on Rule 144 or another applicable exemption from registration.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of one to two years is entitled to sell within any three-month period, shares equal in number to the greater of (i)1% (30,000) of the then outstanding shares of Common Stock after this offering if the maximum shares are sold under this offering or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the Form 144 notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to notice, manner of sale, public information or the volume limitations described above.

  Future sales of shares of Common Stock (or securities convertible into Common Stock) by the Company or as stated above could adversely affect the prevailing market price, if any, of the Company's Common Stock.

Possibility of no dividends.

  The Company intends to pay dividends if and when the Company's operations become profitable. However, there can be no assurance that dividends will ever be paid on the Common Stock. No dividends on the Company's Common Stock have been declared or paid by the Company to date.


                                   DILUTION


  As of March 31,1999, the aggregate net tangible book value (deficit) of the Company's Common Stock was $(39,812.49) (See "Financial Statements"). The net tangible book value (deficit) per share as of March 31, 1999 was $(0.01). Net tangible book value per share is calculated by dividing the tangible net worth of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding.

  Giving effect to the sale by the Company of 3,000,000 shares of Common stock offered hereby (at the offering price of $17.00 per share and after deducting offering expenses), the pro forma net tangible book value of the Company as of March 31, 1999, would have been $45,605,188 or $5.70 per share. This represents an immediate increase in the net tangible book value of $5.71 to existing stockholders and an immediate dilution of $11.30 per share to the persons purchasing the shares offered hereby at the initial public offering price ("New Investors").

THE FOLLOWING TABLE ILLUSTRATES THE PER SHARE DILUTION TO THE NEW INVESTORS:

MAXIMUM SUBSCRIPTIONS

Initial offering price per share.                                $      17.00

Net tangible book value (deficit) before offering.               $ (39,812.00)

Net tangible book value (deficit) per share before the offering. $      (0.01)

Increase in net tangible book value per share attributable to
the cash payment by new investors.                               $       5.71

Pro forma net tangible book value per share after offering       $       5.70

Dilution per share to New Investors.                             $      11.30

   The following tables summarize on a pro forma basis as of March 31, 1999, the number of shares of Common Stock purchased from the Company and the total consideration paid by existing stockholders and by new investors in the offering being made hereby (based on, in the case of new investors, an offering price of $17.00 per share).

OUTSTANDING SHARES OF TOTAL AUTHORIZED 100,000,000


                          At Maximum Subscription     Shares Purchased         Total Net Consideration
                                  Number           Percent           Amount              Percent
------------------------------------------------------------------------------------------------------
Officers, & Directors:            5,000,000.         62.5%      $       500.                  0%
New Investors:                    3,000,000.         37.5%      $45,900,000.                100%
---------------------------------------------------------------------------------------------------
TOTAL:                            8,000,000.          100%      $45,900,500.                100%

                             PLAN OF DISTRIBUTION


   The shares are being offered at the offering price set forth on the Cover Page of this Prospectus. An investor must purchase a minimum of 100 shares. The shares are being sold on a best efforts basis, subject to no minimum offering proceeds, up to a maximum of 3,000,000 shares. The offering expires six months after the Registration Statement becomes effective, unless terminated sooner or extended by the Company. A current prospectus will be available so long as the offering is continued, which shall be at the Company's discretion.

   The shares are being offered by the Company through its officers and directors who will not receive compensation therefor.

   The Company plans to seek the support of NASD member firms which are recognized market makers with the intention of obtaining their assistance in the creation of a viable market in the Company's securities for the benefit of its shareholders. In this regard, the Company may employ one or more finders to assist with introductions to appropriate market makers, for which such finders would be paid finders fees commensurate with current market practices. No such finders have been identified, nor have any proposed terms of their engagement been determined.

   Under Rule 15c2-11 under the Securities Exchange Act of 1934, broker-dealers acting as market makers are required to have certain current information about the Company before they can make a market and thereafter as they continue making a market in its common stock. The Company will furnish periodically to broker-dealers the information specified in Rule 15c2-11 if not contained in reports filed with the Securities and Exchange Commission in order to enhance such firms' ability to make a market in the Company's stock.

   The price at which the shares are offered hereby has been arbitrarily set by the Company's management, and has no relationship to the book value per share, current earnings of the Company, or other generally accepted measurement of value. No securities are to be offered for the account of any existing shareholder.

   The purchase price paid by investors must be wired or mailed directly to the Company by check, or money order, payable only to: "ENERGY LIBERTY UNLIMITED, INC." as stated in the enclosed Subscription Agreement. The proceeds from the sale of the shares will be transmitted to the Company bank account by noon of the business day following receipt. The shares are offered subject to prior sale and the Company reserves the right to reject any offer in whole or in part, or to accept subscriptions in any order, for any or no reason. The Company will send by U.S. mail to subscribers within thirty (30) days, signed copies of the Subscription Agreement and Common Stock certificates.

                                USE OF PROCEEDS


   The Company will use the maximum proceeds primarily for distribution of alternative energy related equipment and commercialization of its products. The following table illustrates the use of maximum proceeds.



                                       Maximum
Category                           Subscriptions       Percentage      Footnote
--------------------------------------------------------------------------------
Gross Offering Proceeds              $51,000,000          100.0%          (1)

Sales commission (Offering)            5,100,000           10.0%          (2)

Offering Expenses                        255,000            0.5%          (3)

Equipment Inventory                   35,000,000           68.6%          (4)

Expansion of fulfillment capacity      3,000,000            5.9%          (5)

Management Salaries                    1,900,000            3.7%          (6)

Sales and Promotion                    2,000,000            3.9%          (7)

Engineering                            1,200,000            2.4%          (8)

Administration                         2,545,000            5.0%          (9)

Total                                $51,000,000          100.0%         (10)

Footnotes
(1) Same as Prospectus Cover Page Pricing table footnote (1).
(2) Same as Prospectus Cover Page Pricing table footnote (2).
(3) Other offering expenses; totaling approximately $255,000. For filing, accounting and legal fees, printing, travel, postage, delivery, miscellaneous, lodging, phone, promotion, blue sky, Internet promotional development. See item #25 in part-II for details.
(4) Equipment inventory requirements.
(5) Increase fulfillment capability
(6) Executive and senior management salary (three years).
(7) Advertising, sales promotions, trade shows, and related activities.
(8) System design, help desk support, and new feature development.
(9) Middle management and clerical support, including finance, accounting and employee benefits.
(10) To the extent revenues may cover certain of the expenses shown, then such amounts will be utilized to increase marketing and order fulfillment capability.

    If less than the maximum proceeds were to be received, the Company would expend the proceeds in approximately the same ratio as for the maximum proceeds. In such event, the Company could seek more funding. Pending the actual use of proceeds for the stated purposes, the Company intends to invest the funds in U.S. Government issued securities, such as U.S. Treasury Bills.

                               PLAN OF OPERATION


   For the next twelve months, the Company plans to promote the sale of its information package primarily by means of radio advertising. Other promotion methods may be used including print, television, and internet. However, it is management's opinion that the audience for Talk America Radio Network and Peoples Network programming is responsive to the information provided by the Company regarding energy independent residences. The Company expects that some of the purchasers of its information package will subsequently purchase house plans while others will use the information to modify their existing residences. In both instances, the Company plans to make available the equipment and components typically necessary regardless of whether used for new construction or existing homes. The main use of the proceeds of this offering is to enable the Company to obtain the equipment and components for resale to such customers. If the maximum offering is achieved, it is not expected that further funding will be required in the next twelve months unless unforeseen opportunities arise. If the maximum offering is not achieved, the Company's ability to deliver will be restricted. In the next twelve months, management expects to
(1) continue research and testing of alternative energy equipment with the intent of offering the equipment for resale to both new and existing customers,
(2) if necessary, invest in increased order fulfillment capacity, and (3) increase the number of employees commensurate with growth in the operations of the Company.


                            DESCRIPTION OF BUSINESS


COMPANY HISTORY

   The Company was incorporated in Florida on December 17, 1998. Sales of the Company's soft cover book and video package commenced in May,1999. The $49.95 information package describes the Company's designs for energy self-sufficient residences and describes the equipment necessary for achieving such self sufficiency. Previously, the Company's founders constructed a facility with which to test the performance of a variety of items of equipment and components made by others, integrate the equipment operation, and achieve residential designs incorporating the equipment as well as achieve minimum cost for components.


DEMAND FOR ENERGY SELF-SUFFICIENT AFFORDABLE RESIDENCES

   In the opinion of management, a substantial market exists for relatively affordable single family residences which provide for the energy self sufficient operation of such residences. While market data is not readily available at reasonable cost or otherwise, it is management's experience that there exists a significant demand for home plans and integrated utility systems which insulate the owner from expected substantial increases in energy costs and potentially questionable energy availability. The market includes a substantial number of "baby boomers" for whom affordable retirement is becoming a significant concern particularly given the decline in savings rates for many families and individuals. In addition, affordable housing is an important concern for those affected by the significant downsizing trends experienced by numerous categories of workers in the labor market. The trends in utility costs and particularly those resulting in increases in electricity costs are expected to contribute significantly toward increased demand for residences which operate independently of the established power distribution system.

PRODUCT

   The Company has designed and developed plans for energy self-sufficient residences and has tested the equipment made by others which is necessary for achieving such self sufficiency. In May,1999,sales commenced of a soft cover book and video which include home design and equipment information whereby the customer may build a residence which functions independently of all public and private utilities. The Company's information package serves to consolidate a diverse body of knowledge regarding the basic function and expected cost of the essential elements of alternative power systems. The equipment includes solar panels, inverters, and batteries as well as propane powered electric generators, wind powered generators, and elevated gravity fed water storage, as examples. The customer is thereby enabled to efficiently become informed regarding topics otherwise requiring extensive and time consuming independent research. The customer may then order engineered house plans currently available for $299.95 per set. In the opinion of management, the Company's home designs have significant economic, security and reliability advantages over traditionally equipped and designed single family residences. In addition to energy efficient residential designs, the ability to operate the residence without connection to any electric, water, or other utility provides a security and reliability advantage over traditional design whereby the home is typically totally dependent upon the uninterrupted provision by others of electricity, water and other utilities. In addition to the Company's residential plans and related equipment information, the Company plans to obtain for resale at competitive prices the related equipment manufactured by others which is needed by the Company's customers for energy independence but which may not be available locally to such customers. In light of the number of suppliers of the variety of equipment and components, the Company is not dependent on one or a small number of suppliers.

COMPETITION

   There exists extensive indirect competition for the Company inasmuch as a number of companies manufacture the variety of alternative energy equipment and components incorporated into the Company's product. However, the Company is not aware of any direct competitors who integrate the systems into a complete package of information whereby the customer avoids the extensive research required to independently obtain the information necessary to build an energy independent residence. The Company intends to compete by offering a unique product to an existing market of individuals and their families reached by means of an established radio network. The Company is the only source we are aware of which provides ready to build solar and energy efficient house plans for $299.95.

MARKETING

   The Company's marketing efforts include utilization of the established advertising capabilities of the American Community Oriented Radio Network and it's distribution of the Chuck Harder radio program both directly and by means of over one hundred radio stations utilizing Talk America Radio Networks. Mr. Harder broadcasts consumer advocacy programming and over a number of years has established a significant listening audience. Advertising time is employed at competitive rates to reach a sizeable and well established audience which, in the opinion of management, is an audience particularly interested in both a cost effective and a secure residential environment for themselves and their families.

   In addition to radio, the Company plans to expand its internet web site to provide information and methodologies whereby alternative energy equipment, components and supplies may be efficiently purchased from the Company. In light of the expected nature and sources of the Company's customers, it is not expected that the Company will be dependent on one or a few major customers.

DISTRIBUTION

   The Company is utilizing the established fulfillment services of American Community Oriented Radio Network (ACORN) to process orders for the Company's products. Services include providing toll-free in-bound telephone service for the United States and Canada, order processing including telephone, mail and fax, phone center representatives to answer questions, credit card processing, warehousing, shipment by USPS, UPS and FedEx, and sales tax collection and remittance. In exchange for such services, ACORN receives 40% of the retail price of the Company's information package which in the opinion of management is comparable to services otherwise available. It is expected that the initial sale of alternative energy equipment and components will also utilize the services of ACORN. However, in light of (1) the variety of types of equipment, (2) the numerous manufacturers, and (3) the fact that in some instances the equipment may be shipped directly from the manufacturer to the customer, ACORN services and compensation for equipment fulfillment services will be negotiated on a case-by-case basis.

INTELLECTUAL PROPERTY

   Energy Liberty Unlimited, Inc. has integrated existing technologies of residential construction and alternative energy technology to create the design of the residential plans offered to the Company's customers. The Company owns all intellectual property created, and all business and technical solutions developed are being treated as proprietary trade secrets. The Company does not hold any patents or own any licenses. Trademark applications are pending.

REGULATORY AFFAIRS

   The Company's products are subject to regulatory review for safety, performance and other requirements applicable to the manufacturer of the individual equipment item. Regarding environmental laws, the Company does not anticipate significant compliance costs or effects on the Company's operations. However, to the extent that Company sales promote the use of solar power equipment, which is an integral part of the energy independent design, the environmental effect could be beneficial to the extent that such use diminishes any adverse effects of fossil fuel consumption.

EMPLOYEES

   The Company has one employee and has one of the founders working on an independent contractor basis.

DESCRIPTION OF PROPERTY

   The Company's property consists of office equipment.


                                  MANAGEMENT

BACKGROUND OF MANAGEMENT

DIRECTORS

    At the present time, the Company's Board of Directors consists of seven members:

CHARLES E. (CHUCK) HARDER, age 55, is a founder and Chairman of Energy Liberty Unlimited. He started his career in radio broadcasting at age 14 and later worked at commercial radio stations in Chicago, Tampa, and New York. He worked on-air for NBC Talknet and founded the Sun Radio Network and Peoples Radio Network. Mr. Harder also has a background in franchising, retailing and distribution as a result of his relationship with Freedom Satellite Systems of Tampa, Florida which had owned or franchised 16 retail stores in the mid 1980's. Mr. Harder has also hosted a national TV show and currently produces and hosts a daily radio talk show which is on-the-air via satellite weekdays via the Talk America Radio Network. Mr. Harder also spent much of his time in the study of alternative and solar energy starting with the time period during which President Carter began an initiative for the development and implementation of alternative energy. Mr. Harder founded the non-profit Peoples Network in 1987 and is currently with PNI.

MARK V. WARNER, age 54, is a founder and President of Energy Liberty Unlimited. From 1996 to 1998, Mr. Warner was Controller for the United Broadcasting Network, and prior thereto was a financial consultant to small and medium sized businesses. From 1984 to 1989 he was Vice President, Finance for Mnemonics, Inc. a computer systems government contractor. Mr. Warner was a Branch Chief with the National Aeronautics & Space Administration (NASA) at the Kennedy Space Center from 1980 to 1984. From 1977 to 1980 he was Vice President, Finance for the Rovac Corporation, a publicly held research and development company. From 1967 to 1968, Mr. Warner was a financial analyst with the Securities & Exchange Commission (SEC). On military leave from the SEC, Mr. Warner served from 1968 to 1970 with the U.S. Army Finance Corps as a data processing instructor, and returned to the SEC as a senior financial analyst from 1970 through 1977. Mr. Warner received his B.S. in Business Administration from the University of Florida, Gainesville, Florida and his MBA in Finance and Investments from the George Washington University, Washington, D.C.

DOUGLAS 0. PERREAULT, CPA, age 36, is a founder and Director of Energy Liberty Unlimited. In April 1997, Mr. Perreault began serving as the chief executive officer and the chief financial officer of American Community Oriented Radio Network, Inc., a wholly-owned subsidiary of Peoples Network, Inc. From April 1995 to April 1997, Mr. Perreault served as chief financial officer of TRADEex Electronic Commerce Systems, Inc., a multi-national provider of commerce management solutions software. From November 1987 to April of 1995, Mr. Perreault was employed in the public practice of accounting. Mr. Perreault has been a certified public accountant since October 1984 and has been a member of both the American Institute of CPA's and the Florida Institute of CPA's for over ten years. Mr. Perreault received his B.S. in Accounting from the State University of New York, College of Arts and Science, Plattsburgh, and is currently following the MBA program at the University of South Florida.


DIANNE MAYFIELD-HARDER, age 54, is a founder, Board member and Treasurer of the Company. Mrs. Mayfield-Harder was educated in accounting and worked for years for the Tampa Sports Authority which operates the Tampa Stadium in Florida. Mrs. Mayfield-Harder had several duties including the accounting for three municipally owned golf courses. In 1987 she became comptroller for Sun Radio Network. In 1989 she was financial manager for Peoples Network, Inc. (PNI), which grew from a garage in Cedar Key, Florida to operating the historic three story 40 room Telford hotel which housed the PNI broadcast center in White Springs, Florida. Her duties included oversight of a 4.9 million dollar yearly budget and approximately 100 employees. Dianne Mayfield-Harder is the wife of Charles Harder and they have been married for 16 years.

DANIEL DONALDSON, age 44, is a founder and Director of Energy Liberty Unlimited Inc. and is responsible for the construction and testing of the Company's solar energy test facility. He served in the U.S. Army Corps of Engineers, and for the last 25 years has worked in all phases of the construction industry from residential to commercial. For 4 1/2 years he was the building construction manager at the Telford Hotel in White Springs, Fl. of which two years were also devoted to hosting the Helpful Handyman radio talk show. In 1988 Mr. Donaldson established The Creative Carpenter interior trim and cabinet business and is currently taking classes to acquire his state certified builders contractors license.

DARLENE STEWART, age 36, is a Board member and has completed college graphics and art courses and has been in charge of start-up of several departments at PNI including a national newspaper and hotel and dining operations. Subsequently she worked for other firms including Super-Cuts haircutting system and located and opened retail hair salons for Super-Cuts. Her skills are in graphics and presentation of products and services for retailing and presentation to the public. Darlene Stewart is the daughter of Dianne Mayfield-Harder.

NOEL JACOBY, age 57, is a Board member and a Professor of Economics at Lake City Community College, Lake City, Florida. He has taught for twenty five years and also has had many other positions in the private sector in real estate, insurance, production, publication and purchasing.


PERSONS NOMINATED OR CHOSEN TO BECOME DIRECTORS

    At the present time, no other person, other than those listed above, has been chosen or nominated to become a Director of the Company.

EXECUTIVE OFFICERS AND PERSONS CHOSEN TO BECOME EXECUTIVE OFFICERS

    At present, the Company's Executive Officers consist of its Directors, mentioned above, Charles E. Harder as Chairman, Mark V. Warner, President, and Dianne Mayfield-Harder, Secretary and Treasurer. It is anticipated that additional officers will be added.

CERTAIN LEGAL PROCEEDINGS

    The Company is not aware of any legal proceedings within the last five years against any Director, Officer, Significant Employee, or candidate for any such position involving a petition under the Bankruptcy Act or any State insolvency law or of any receiver, fiscal agent or similar officer appointed by a court for the business or property of such person or any partnership in which he was general partner or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing; nor is the Company aware of any of the above-mentioned persons being convicted in a criminal proceeding.

                          REMUNERATION OF MANAGEMENT

    The Company's current policy is that Directors serve without compensation. However; in the future, it may be in the Company's best interests to compensate Directors in a manner that will attract the most qualified people to serve on the Company's Board. To date the officers of the Company have served without compensation. The Company's management will determine when it is in the best interest of the Company to compensate officers.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31,1999 with respect to each director and officer and any person who is known to the Company to be the beneficial owner of five percent (5%) or more of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares held by all directors and officers, individually and as a group.


----------------------------------------------------------------------------------

NAME AND ADDRESS                     SHARES OWNED     PERCENT     PERCENT AFTER
OF OWNER                          BEFORE OFFERING(a)            MAXIMUM OFFERING.
----------------------------------------------------------------------------------
Charles E. Harder                       1,000,000        20.0%               12.5%
Director, Chairman
P.O. Box U
White Springs, Fl 32096

Dianne Mayfield-Harder                  1,000,000        20.0%               12.5%
Director, Secretary, Treasurer
P.O. Box U
White Springs, Fl 32096

Mark V. Warner                          1,000,000        20.0%               12.5%
Director, President
P.O. Box U
White Springs, Fl 32096

Douglas Perreault                       1,000,000        20.0%               12.5%
Director
P.O. Box U
White Springs, Fl 32096

Dan Donaldson                           1,000,000        20.0%               12.5%
Director
P.O. Box U
White Springs, Fl 32096
----------------------------------------------------------------------------------
Subtotal                                5,000,000       100.0%               62.5%

New Shareholders                        3,000,000          --                37.5%
From Offering
----------------------------------------------------------------------------------
TOTAL                                   8,000,000       100.0%              100.0%

    (a) Within the knowledge of the issuer, no other person holds or shares the power to vote or direct the voting of securities described. No other person holds shares or the power to vote 5% or more of the issuer's voting securities.

    The Company may utilize treasury shares as incentive or compensation for the product and service marketing efforts of the Company's employees, when appropriate.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

    All transactions during the previous two years and any presently proposed transaction to which the issuer is a party in which any person having a relationship with the issuer has a direct or indirect material interest are the following transactions, and no others: the Company's fulfillment services are being provided by American Community Oriented Radio Network, Inc. which is a wholly owned subsidiary of Peoples Network, Inc. Peoples Network, Inc. is a not-for-profit organization founded by Charles Harder, Chairman of the Company. In the opinion of management, the services provided by American Community Oriented Radio Network, Inc. are comparable to those provided by others in the fulfillment services industry.


                            SECURITIES DESCRIPTION

    The Company is offering only Common Stock in this Offering.

COMMON STOCK

    The Company is authorized to issue up to One Hundred Million (100,000,000) shares of Common Stock with no par value. 5,000,000 shares have been issued to five persons as of the date of this Prospectus. Each holder of Common Stock is entitled to one vote for each share held of record on each matter to be voted on by stockholders, except as otherwise may be provided by law.

    Subject to any preferences which may be granted to the holders of Preferred Stock (if ever authorized by the shareholders) which the Company could choose to issue in the future, each holder of Common Stock is entitled to receive ratably such dividends as may be declared by the Board of Directors from funds legally available. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratability in all the assets after payment of all creditors, subject to the rights of any Preferred Stock then outstanding. The Common Stock does not have cumulative voting rights or preemptive purchase rights.

    The shares hereby offered, when paid for, will be fully paid and non-assessable.

PREFERRED STOCK

    The Company is not currently authorized to issue Preferred Stock. The Company currently has no plans to issue shares of Preferred Stock.

                         TRANSFER AGENT AND REGISTRAR

    The Company currently acts as its own Transfer Agent and Registrar for its Common Stock

                                 LEGAL MATTERS

    Lawrence A. Lempert has provided a legal opinion as to certain matters relating to the issuance of the shares pursuant to applicable securities laws. This Prospectus has been prepared by the Company's management and its advisers.

                         INDEX TO FINANCIAL STATEMENTS

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)



                             FINANCIAL STATEMENTS

                                     With

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                March 31, 1999



Report of Independent Certified Public Accountants                         F-2

Financial statements:

     Balance Sheet                                                         F-3

     Statement of Operations                                               F-4

     Statement of Changes in Stockholders' (Deficit)                       F-5

     Statement of Cash Flows                                               F-6

     Notes to Financial Statements                                         F-7

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Energy Liberty Unlimited, Inc.
White Springs, Florida


We have audited the accompanying balance sheet of Energy Liberty Unlimited, Inc. (a development-stage company) as of March 31, 1999 and the related statements of operations, stockholders' (deficit) and cash flows for the period from December 17, 1998 (date of inception) through March 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Energy Liberty Unlimited, Inc. (a development-stage company) as of March 31, 1999; and the results of its operations, changes in its stockholders' (deficit) and its cash flows for the period from December 17, 1998 (date of inception) through March 31, 1999; in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net capital deficiency as of March 31, 1999 and has no ongoing revenue producing business operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.



Schumacher and Associates, Inc.
Certified Public Accountants
12,835 E. Arapahoe Road
Tower II, Suite 110
Englewood, Colorado 80112
May 6, 1999

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)

                                 BALANCE SHEET

                                March 31, 1999

                                    ASSETS



Current Assets

     Cash                                                              $    231
     Other                                                                  500
                                                                       --------
     Total Current Assets                                                   731
Computer equipment net of accumulated
     depreciation of $129                                                 1,418
Deferred offering costs                                                  12,500
Other                                                                       250
                                                                       --------
TOTAL ASSETS                                                           $ 14,899
                                                                       ========

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
     Accounts payable and accrued expenses                             $  7,865
     Due to related party                                                33,846
                                                                       --------
     Total Current Liabilities                                           41,711
                                                                       --------

TOTAL LIABILITES                                                         41,711
                                                                       --------

Commitments and contingencies (Notes 1,2, and 4)                              -

Stockholders' (Deficit):
     Common stock, no par value,
       100,000,000 shares authorized
         7,000,000 shares issued and 5,000,000 shares outstanding           500
             (Deficit) accumulated during development-stage             (27,312)
                                                                       --------


TOTAL STOCKHOLDERS' (DEFICIT)                                           (26,812)
                                                                       --------

TOTAL LIABILITES AND STOCKHOLDERS' (DEFICIT)                           $ 14,899
                                                                       ========

The accompanying notes are an integral part of the financial statements.

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)


                            STATEMENT OF OPERATIONS


       From December 17, 1998 (date of inception) through March 31, 1999





Revenue                                               $        -
                                                      ----------

Expenses
     Depreciation                                            129
     Contract services                                    16,066
     Salaries and payroll taxes                            7,792
     Other                                                 3,325
                                                      ----------
                                                          27,312
                                                      ----------

     Net (Loss)                                       $  (27,312)
                                                      ==========

     Per Share                                        $  (   .01)
                                                      ==========

     Weighted Average Shares Outstanding               5,000.000
                                                      ==========

The accompanying notes are an integral part of the financial statements.

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)

                STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)


       From December 17, 1998 (date of inception) through March 31, 1999

                      Common Stock    Common Stock    Accumulated     Total
                                                                      -----
                      No./Shares      Amount          (Deficit)
                      ----------      ------          ---------
Balance at
December 17, 1998              -      $    -          $       -       $      -


Common stock issued
for cash, at
$.0001 per share       5,000,000         500                  -            500


Net loss for the
period ended
March 31, 1999                 -           -            (27,312)        27,312)
                      ----------      ------          ---------       --------


Balance                5,000,000      $  500           $(27,312)       (26,812)
                      ==========      ======          =========       ========

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)


                            STATEMENT OF CASH FLOW



Cash flows from Operating Activities:

     Net (loss)                                                        $(27,312)
     Depreciation                                                           129
     Increase in accounts payable and
        other accrued expenses                                            7,865
Net Cash (Used In) Operating Activities                                    (750)
                                                                       --------
                                                                        (20,068)
                                                                       --------

Cash Flows from Investing Activities:

     Acquisition of computer equipment                                   (1,547)
                                                                       --------
     Net Cash (used in) Investing Activities                             (1,547)
                                                                       --------

Cash Flows from Financing Activities:

     Common stock issued                                                    500
     Advances from related parties                                       33,846
     Deferred offering costs incurred                                   (12,500)
                                                                       --------
Net Cash Provided by Financing Activities                                21,846
                                                                       --------

Increase in Cash                                                            231
Cash, Beginning of Period                                                     -
                                                                       --------
Cash, End of Period                                                    $    231
                                                                       ========

Interest Paid                                                          $      -
                                                                       ========
Income Taxes Paid                                                      $      -
                                                                       ========

The accompanying notes are an integral part of the financial statements.

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                March 31, 1999

Summary of Accounting Policies
------------------------------

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     Organization and Description of Business
     ----------------------------------------
          Energy Liberty Unlimited, Inc. (Company) was incorporated under the laws of Florida on December 17, 1998.

          The Company was formed for the purpose of marketing a book, video and construction plans for single family residences, incorporating a design and equipment which allows the facility to function without connection to the electrical power grid or utility.

          The Company is considered to be a development-stage company since principal planned operation has not yet commenced.

          The Company has selected March 31 as its fiscal year end.

     Per Share Information
     ---------------------

          Per share, information is based upon the weighted average number of shares outstanding during the period.

     Use of Estimates in Preparation of Financial the Statements
     -----------------------------------------------------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Going Concern
     -------------

          As of March 31, 1999, the Company has a net capital deficiency and has no ongoing revenue producing business operation. These factors raise substantial doubt about its ability to continue as a going concern.
          If the Company does not establish revenue producing business operations or obtain additional financing, the Company may be unable to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty. Management as disclosed below, is attempting to raise additional capital through a public stock offering.

     Deferred Offering Costs
     -----------------------

          Costs related to the proposed public offering of stock, described below, are being capitalized. If the offering is successful, the costs will be charged against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations.

                        ENERGY LIBERTY UNLIMITED, INC.
                         (a development-stage company)

                         NOTES TO FINANCIAL STATEMENTS
                                March 31, 1999



Summary of Accounting Policies
------------------------------

     Treasury Stock
     --------------

          The Company has issued 2,000,000 shares of its stock to itself for no consideration. The Company's Board of Directors may issue these shares to employees or independent contractors at their discretion for future services that may be provided to the Company. The shares are accounted for as treasury stock and are not considered to be outstanding at March 31, 1999.

     Computer Equipment
     ------------------

          Computer equipment is carried at cost. Depreciation is provided on a straight-line basis over the three year estimated useful life of the equipment.

Related Party Transactions
--------------------------

     As of March 31, 1999, the Company had $33,846 payable to a related party for advances received. The balance bears interest at 1% over the prime rate, is uncollateralized, and is due in January 2000.

     The Company uses office facilities provided by a stockholder at no cost to the Company. No expense related to this use of an office has been provided in the financial statements since it was determined to be immaterial.

Income Taxes
------------

     As of March 31, 1999, the Company has approximately 27,000 of net operating loss carryovers expiring in year 2018; available to offset future taxable income, if any. As of March 31, 1999, the Company had deferred tax assets of approximately $5,400 related to the net operating loss carryovers. A valuation allowance has been provided for the total amount since the amounts, if any, of future revenues necessary to be able to utilize the carryovers are uncertain.

Proposed Public Offering
------------------------

     The Company is proposing to offer 3,000,000 shares of its common stock to the public at $17.00 per share.

                            SUBSCRIPTION AGREEMENT
      INVESTOR SUBSCRIPTION AGREEMENT FOR ENERGY LIBERTY UNLIMITED, INC.

Persons interested in purchasing shares of the Common Stock of Energy Liberty Unlimited, Inc. must return this completed Subscription Agreement along with their wire transfer, check or money order for their total payment, payable only to: ENERGY LIBERTY UNLIMITED, INC., P.O. Box U, White Springs, Florida 32096. If and when accepted by Energy Liberty Unlimited, Inc., (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, no par value per share, of the Company. The minimum investment is $1,700 (100 shares). An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of Payment: (CIRCLE ONE) Check, Money Order or Wire (fax or e-mail for instructions) payable only to: "ENERGY LIBERTY UNLIMITED, INC.".

I hereby irrevocably tender this Subscription Agreement for the purchase of _________ shares at seventeen dollars ($17.00) per share. With this subscription Agreement, I tender payment in the amount of $__________ ($17.00 per share) for the shares subscribed.

In connection with this investment in the Company, I represent and warrant as follows:
  (a) Prior to tendering payment for the shares, I received the Company's final
Prospectus dated (     ).
  (b) I am a bona fide resident of the state of ________________________.

Please issue the shares which I am purchasing as follows:
1. INDIVIDUAL(S)--if more than one owner, please issue as follows:
- --- Tenants-in-Common (all parties must sign--each investor has an undivided interest)
- --- Joint Tenants with Right of Survivorship (all parties must sign joint ownership)
- --- Minor with adult custodian under the Uniform Gift to Minors Act in your state (the minor will have sole beneficial ownership)

- -------------------------------        ---------------------------------
INVESTOR NO. 1 (PRINT NAME ABOVE)        INVESTOR NO. 2 (PRINT NAME ABOVE)

Street (residence address)               Street (residence address)

---------------------------------        ---------------------------------

---------------------------------        ---------------------------------
City        State         Zip            City         State        Zip

---------------------------------        ---------------------------------
Home Tele.         Business Tele.        Home Tele.         Business Tele.

---------------------------------        ---------------------------------
FAX                   e-mail                    FAX           e-mail

---------------------------------        ---------------------------------
Social Security Number                   Social Security Number

---------------------------------        ---------------------------------
Signature                 Date           Signature               Date

ACCEPTED BY: ENERGY LIBERTY UNLIMITED, INC.

-------------------------------------------
Name, Title                      Date.

                  SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of shares of the Common Stock of Energy Liberty Unlimited, Inc. for other than individuals must complete this form for the proper entity that will hold title to the shares. Send this completed Subscription Agreement along with the proper wire transfer, check or money order for the total payment, payable only to: ENERGY LIBERTY UNLIMITED, INC., P.O. Box U, White Springs, Florida 32096. If and when accepted by Energy Liberty Unlimited, Inc., (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, no par value per share, of the Company. The minimum investment is seventeen hundred dollars ($1700.) (100 shares). An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of payment: (CIRCLE ONE) Check, Money Order or Wire (fax or e-mail for instructions) payable only to: "Energy Liberty Unlimited, Inc".

Entity:
[ ]  Corporation (authorized agent of corporation must sign)
[ ]  Existing Partnership (at least one partner must sign)
[ ]  Trust (all trustees must sign)

_____________________________________________________________
Name of Entity

_____________________________________________________________
Authorized Agent (print name above)

_____________________________________________________________
Title of Authorized Agent

_____________________________________________________________
Social Security or Federal Identification Number of Entity

_____________________________________________________________
Street (business address) or address of Registered Agent

_____________________________________________________________
City                State                   Zip

_____________________________________________________________
Business Tele. or Home Tele. of Registered Agent of Entity

_____________________________________________________________
FAX                        e-mail

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate, and complete.

_____________________________________________________________
Signature                                            Date

_____________________________________________________________
For a Trust, all Trustees must sign. Add a line for each to the Right of form.

ACCEPTED BY: ENERGY LIBERTY UNLIMITED, INC.

_____________________________________________________________
Name, Title                                 Date.

--------------------------------------------------------------------------------

  We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Energy Liberty except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

  This prospectus does not constitute an offer to sell, or a solicitation to buy any securities:

     - except the common stock offered by this prospectus;

     - in any jurisdiction in which the offer or solicitation is not authorized;

     - in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     - to any person to whom it is unlawful to make the offer or solicitation;
       or

     - to any person who is not a United States resident or who is outside the jurisdiction of the United States.

     The delivery of this prospectus or any accompanying sale does not imply that:

     - there have been no changes in the affairs of Energy Liberty after the date of this prospectus; or

     - the information contained in this prospectus is correct after the date of this prospectus.


                               3,000,000 SHARES



                                    [LOGO]




                                 COMMON STOCK


                                  ----------

                                  PROSPECTUS

                                  ----------



                                 May 26, 1999

--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's Articles of Incorporation and Bylaws contain provisions indemnifying its directors and officers to the extent permitted by the Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

         Filing Fee - SEC                                $ 14,178.00
         Listing Fee -- Stock Exchange, If Qualified     $  5,000.00
         Transfer Agent & Registrar's Fees               $  5,000.00
         Accounting Fees                                 $ 20,000.00
         Legal Fees                                      $ 25,000.00
         Printing Expense                                $ 30,000.00
         Indemnification Insurance Premium               $ 10,000.00
         Miscellaneous                                   $ 15,000.00
         Travel                                          $ 20,000.00
         Postage & Delivery                              $ 10,000.00
         Lodging                                         $ 10,000.00
         Telephone                                       $ 10,000.00
         Internet Development                            $ 28,000.00
         State Blue Sky Preparation and Filing Fees      $ 30,000.00
         Promotion and Advertising                       $ 22,822.00

         Total                                           $255,000.00

Item 26. Recent Sales of Unregistered Securities

In the past three (3) years the Company's sales of securities not registered under the Securities Act of 1933 were as follows:

  (b) Underwriter Non-Public Transferees. No underwriters. Five officers and directors.

  (c) Cash Offering Price, Commission.

    $ .0001 per share to officers and directors, no commission paid, cash sales (5,000,000 shares).

  (d) Directors/Officers Purchases (persons, cash)

DATE                       SHARES           $/SH              TOTAL
3/15/99                   5,000,000         $.0001           $500.00
TOTAL                     5,000,000         $.0001           $500.00

Item 27. Exhibits

+3i.  Articles of Incorporation

+3ii. Bylaws

+4.   Common Stock voting rights per Articles of Incorporation Page 1, incorporated by reference from Exhibit 3i

+5.   Opinion of Lawrence A. Lempert as to the legality and non-accessibility of the securities being distributed

23a. Consent of Schumacher & Associates, Inc.

+23b. Consent of Lawrence A. Lempert (filed as part of Exhibit 5)

+ Previously Filed


Item 28. Undertakings

(A) To the extent the registrant is registering securities under Rule 415 under the Securities Act of 1933, the registrant will:

  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  (i)   Include any prospectus required by section 10(a)(3) of the Securities
Act;

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), as amended, may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that claims for indemnification against such liability (other than the payment by the Company of the expenses incurred or paid by a Director, Officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

Signatures

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the Town of White Springs, State of Florida on May 25, 1999.

               ENERGY LIBERTY UNLIMITED, INC.

               /s/ Charles E. Harder
               ---------------------------
               BY: Charles E. Harder
               Chairman

Pursuant to the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

--------------------------------------------------------------------------------
Signature                                 Title                      Date
--------------------------------------------------------------------------------

/s/ Charles E. Harder                 Director, Chairman.        May 25, 1999.
--------------------------------
Charles E. Harder


/s/ Mark V. Warner                    Director, President        May 25, 1999.
--------------------------------
Mark V. Warner


/s/ Douglas O. Perreault              Director                   May 25, 1999.
--------------------------------
Douglas O. Perreault


/s/ Dianne A. Mayfield-Harder         Director, Treasurer        May 25, 1999.
--------------------------------
Dianne A. Mayfield-Harder


/s/ Daniel Donaldson                        Director             May 25, 1999.
--------------------------------
Daniel Donaldson


/s/ Darlene Stewart                          Director            May 25, 1999.
--------------------------------
Darlene Stewart

/s/ Noel Jacoby                              Director            May 25, 1999.
--------------------------------
Noel Jacoby

INDEX TO EXHIBITS



Exhibit     Title of Exhibit
Number

3i.  Articles of Incorporation..............................................  B/

3ii. By Laws, as amended....................................................  B/

23a. Consent of Schumacher & Associates, Inc................................  A/

5.   Opinion and  Consent of  Lawrence A. Lempert as to the legality and non-assessability of the securities being distributed.......................  B/

Footnotes:
A/ Filed herewith
B/ Previously filed